UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2017

Spark Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Lane, Suite 100

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2017, Spark Energy, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “ATM Agreement”) with FBR Capital Markets & Co. as sales agent (the “Agent”). Pursuant to the terms of the ATM Agreement, the Company may sell from time to time through the Agent the Company’s 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share, having an aggregate offering price of up to $50,000,000 (the “Series A Preferred Stock”). Sales of the Series A Preferred Stock, if any, will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made directly on the NASDAQ Global Select Market (“NASDAQ”), by means of ordinary brokers’ transactions between members of the NASDAQ, or to look through a market maker.

In connection with each sale of the Series A Preferred Stock pursuant to the ATM Agreement, the Company will provide a placement notice to the Agent containing the parameters for which Series A Preferred Stock are to be sold, including, but not limited to, the number of shares of Series A Preferred Stock and the time period during which such sales are requested to be made, subject to the terms and conditions of the ATM Agreement.

The Company intends to use the net proceeds from any sales pursuant to the ATM Agreement, after deducting the sales agent’s commissions and the Company’s offering expenses, for general corporate purposes, which may include, among other things, funding working capital, capital expenditures, liquidity for operational contingencies, debt repayments and acquisitions.

The Series A Preferred Stock will be issued pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-214023), which was declared effective by the Securities and Exchange Commission on October 20, 2016, and a prospectus supplement thereto.

The ATM Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Series A Preferred Stock are filed herewith as Exhibits 5.1 and 8.1.

The Agent and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Company and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At-the-Market Issuance Sales Agreement dated July 21, 2017, between Spark Energy, Inc. and FBR Capital Markets & Co., as sales agent

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Series A Preferred Stock

8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters

23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017

Spark Energy, Inc.

By:	/s/ Gil Melman
Name:	Gil Melman
Title:	Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description

1.1	At-the-Market Issuance Sales Agreement dated July 21, 2017, between Spark Energy, Inc. and FBR Capital Markets & Co., as sales agent

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Series A Preferred Stock

8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters

23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1 and 8.1)